Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS




Lockhart Caribbean Corporation


We consent to the reference to our firm under the caption "Experts", "Summary Selected Financial Information" and "Selected Financial Information" and to the use of our reports dated March 7, 1997 on Lockhart Caribbean Corporation, June 16, 1997 on Red Hook Plaza, Inc., and August 1, 1997 on Fort Mylner Properties, Inc. and Golden Orange Centers, Inc. in the Registration Statement (Form S-11) and related Prospectus of Lockhart Caribbean Corporation for the registration of 2,000,000 shares of its Class A common stock.




                                                           /s/ Ernst & Young LLP




San Juan, Puerto Rico
September 5, 1997.